Exhibit 10.4.1

ONEBEACON PERFORMANCE UNIT PLAN
(as amended)

1. Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its members by providing incentives in the form of Performance Units to certain selected executives and key employees of the Company and its Subsidiaries.

2. Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section.

(a) Actual Units. The number of Target Units multiplied by the applicable Performance Percentage.

(b) Actual Value. The method for calculating the Actual Value of each Actual Unit shall be defined within the award agreement.

(c) Adverse Change in the Plan. The occurrence of any of the following events:

(i) termination of the Plan;

(ii) amendment of the Plan that materially diminishes the value of Awards that may be granted under the Plan, either to individual Participants or in the aggregate, unless there is substituted concurrently a plan or arrangement providing for the grant of long-term incentive awards of comparable value to individual Participants in the Plan or in the aggregate, as the case may be; or

(iii) in respect of any holder of an Award, a material diminution in his rights held under an Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

(d) Affiliate. In respect of an entity or person, any entity under the control of, in control of, or under common control with, such entity or person.

(e) Award. An award of Performance Units granted pursuant to the Plan.

(f) Award Agreement. The agreement between the Participant and the Company specifying the applicable terms of an Award.

(g) Award Period. A period in respect of any Award, commencing as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain any number of Performance Periods.

(h) Board. The Board of Managers of the Company.

(i) Change in Control. The occurrence of any of the following events:

(i) Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne, Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, an underwriter temporarily holding Parent Shares in connection with a public issuance thereof or an employee benefit plan of Parent or its Affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the then outstanding Parent Shares;

(ii) the Continuing Directors cease for any reason to constitute a majority of the Board of Directors of Parent; or

(iii) Parent or the Company disposes of the business for which the Participant’s services are principally performed pursuant to a sale or other disposition of all or substantially all of that business or assets of Parent or the Company relating to that business (including stock of a subsidiary of Parent or the Company).

(j) Code. The Internal Revenue Code of 1986, as amended, or any successor thereto.

(k) Committee. The Human Resources Committee of the Board.

(l) Company. OneBeacon Insurance Group LLC.

(m) Constructive Termination. A termination of employment with the Company and its Affiliates at the initiative of the Participant that the Participant declares, by prior written notice delivered to the Secretary of the Company, to be a Constructive Termination by the Company or an Affiliate and which follows (i) a material decrease in his salary or (ii) a material diminution in the authority, duties or responsibilities of his position as a result of which the Participant determines in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, a Constructive Termination shall not occur until and unless 30 days have elapsed from the date the Company receives such written notice from the Participant and, during that period, the Company fails to cure, or cause to be cured, the circumstance serving as the basis on which the declaration of Constructive Termination is given.

(n) Continuing Director. A member of the Board of Directors of Parent (i) who is not an employee of Parent or its subsidiaries or of a holder of, or an employee or an Affiliate of an entity or group that holds, thirty-five (35%) or more of the Parent Shares and (ii) who either was a member of the Board of Directors of Parent on December 31, 2002, or who subsequently became a director of the Parent and whose election, or nomination for election, by Parent’s shareholders was approved by a vote of a majority of the Continuing Directors then on Board of Directors of Parent (which term, for purposes of this definition, shall mean the whole Board of Directors of Parent and not any committee thereof).

(o) Earned Payment. With respect to each Award, the amount determined pursuant to Section 5(c) or Section 7, as applicable.

(p) Employee. Any employee of the Company or of any Subsidiary.

(q) Exchange Act. The Securities Exchange Act of 1934, as amended.

(r) Initial Value. The initial value of each Actual Unit, which shall be $100 unless otherwise specified in the applicable Award Agreement.

(s) Officer. An Employee who is considered an officer of Parent under Rule 16a-1(f) (or any successor rule) promulgated under the Exchange Act.

(t) Parent. White Mountains Insurance Group, Ltd. or any successor thereto.

(u) Parent Shares. Common Shares, par value of $1.00, of Parent.

(v) Participant. An Employee who is selected by the Committee pursuant to Section 4 to participate in the Plan.

(w) Performance Goal(s). The applicable performance measure(s) selected by the Committee to determine the applicable Performance Percentage.

(x) Performance Percentage. The percentage of Target Units earned by a Participant, which shall be from 0% to 200%, based upon the level of fulfillment of the Performance Goals(s) established with respect to an Award for an Award Period. The method of determining the applicable Performance Percentage shall be determined by the Committee and shall be specified in the applicable Award Agreement.

(y) Performance Period. The calendar year or any other period that the Committee, in its sole discretion, may determine, provided that each Performance Period must commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.

(z) Performance Units. Notional units which represent the right to receive cash if specified Performance Goals established by the Committee are satisfied with respect to an Award.

(aa) Plan. This OneBeacon Performance Unit Plan, as amended from time to time.

(bb) Qualifying Event. With respect to a Participant, the occurrence of either (i) a Termination Without Cause; (ii) a Constructive Termination; or (iii) an Adverse Change in the Plan.

(cc) Subsidiary. A subsidiary of the Company, as defined in Section 242(f) of the Code (or any successor section thereto), or as determined by the Committee, that in either case adopts the Plan in accordance with Section 12.

(dd) Target Units. The number of Performance Units initially awarded to a Participant on the date of grant with respect to an Award Period.

(ee) Termination Without Cause. A termination of the Participant’s employment with the Company or a subsidiary by the Company or the subsidiary other than (i) due to the Participant’s death or total permanent disability or (ii) for Cause. A transfer of a Participant’s employment to an Affiliate of the Company shall not, by itself, be considered a Termination without Cause hereunder. For this purpose, “Cause” shall mean (a) an act or omission by the Participant that constitutes a felony or any crime involving moral turpitude; or (b) wilful gross negligence or wilful gross misconduct by the Participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, a termination of a Participant’s employment with the Company or one of its subsidiaries due solely to the consummation of a corporate transaction described in clause (iii) of the definition of Change in Control shall not be deemed to be a “Termination Without Cause” if the purchaser formally assumes the Company’s obligations under this Plan or places the Participant in a similar or like plan with no diminution of the value of the awards granted.

3. Administration. The Plan shall be administered by the Committee or such other persons or entities designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof or to the Board of Directors of any Subsidiary. All references to the Committee hereafter shall be deemed to be references to the Committee and/or the applicable other persons, entities or subcommittee(s) to whom administrative duties and/or powers hereunder have been so delegated. The Committee shall have the authority to select the Employees who shall be Participants, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5), to modify the terms of any Award that has been granted, to determine the time when Awards will be made, to determine the Award Periods and Performance Periods applicable to an Award to determine the Performance Percentages applicable to an Award, to determine the terms of a Participant’s Award Agreement (which need not be identical or uniform), to establish Performance Goals in respect of such Performance Periods, to certify whether such Performance Goals were attained and to make such other determinations that are not prohibited by this Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, regardless of whether such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

4. Eligibility and Participation. The Committee shall designate those Employees who shall be Participants. Participants shall be selected from among the Employees who are in a position to have a material impact on the results of the operations of the Company or of one or more of its subsidiaries. The designation of the Participants may be made individually or by groups or classifications of Employees, as the Committee deems appropriate. Employees shall not have a right to be designated as Participants and the designation of an Employee as a Participant shall not obligate the Committee to continue such Employee as a Participant in subsequent periods.

5. Awards.

(a) Grant. In each Award Agreement, the Committee shall specify (i) the number of Target Units, (ii) the Performance Goal(s) to be attained within specified Performance Periods and/or Award Period, (iii) the Award Period, and (iv) the method for determining the applicable Performance Percentage based upon the level of achievement of the applicable Performance Goal(s).

(b) Performance Goals. The performance goals for any Award shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) book value; (v) return on stockholders’ equity; (vi) expense management; (vii) return on investment; (viii) improvements in capital structure; (ix) combined ratios (GAAP or SAP); (x) operating ratios; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) customer satisfaction; (xx) employee satisfaction or (xxi) any other performance measure selected by the Committee in its sole discretion. The foregoing criteria, as applicable, may relate to the Company, one or more of its Affiliates, one or more of its divisions, units, partnerships, joint venturers, minority investments, product lines or products, or to any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the Performance Goals may be calculated without regard to extraordinary items.

(c) Payment. As soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine and certify to the Board (i) whether the applicable Performance Goal(s) have been attained in whole or in part with respect to a given Participant’s Award and (ii) the Performance Percentage applicable to a given Participant’s Award. At the end of the Award Period, the Committee shall ascertain the Actual Value and the number of Actual Units. Unless otherwise determined by the Committee, a Participant’s Earned Payment with respect to an Award shall be equal to the Actual Value multiplied by the number of Actual Units. A Participant’s Earned Payment shall be settled through a cash payment to the Participant. Unless payment is deferred in accordance with an election made by a participant in accordance with procedures adopted by the Company, payment of any amount in respect for the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Units are earned, and may be made in cash, in shares, or partly in cash and partly in shares as determined by the Committee.

6. Termination of Employment. Except as set forth in Section 7 or otherwise set forth in an Award Agreement, a Participant shall immediately forfeit all outstanding Awards upon any termination of employment prior to the end of the applicable Award Period. The Committee may, at its discretion, provide that if a Participant dies, retires, is assigned to a different position, or is granted a leave of absence, or if the Participant’s employment is otherwise terminated, during an Award Period, then all or a portion of the Participant’s Award, as determined by the Committee, may be paid to the Participant (or his or her beneficiary) after the end of the Performance Period in which the such event occurs.

7. Change in Control.

(a) If a Qualifying Event occurs with respect to a Participant after a Change in Control, then each Award held by such Participant that was granted prior to the Change in Control shall be canceled and such Participant shall be entitled to receive in respect of each such canceled Award a payment equal to the product of (i) the Applicable Target Units, (ii) the Applicable Performance Percentage and (iii) the Applicable Actual Value. For this purpose, (A) the “Applicable Target Units” is equal to the number of Target Units for each canceled Award multiplied by a fraction, the numerator of which is the number of full months that has elapsed since the first day of the applicable Award Period to the date of the applicable Qualifying Event and the denominator of which is the total number of months in the Award Period, (B) the “Applicable Performance Percentage” is equal to 100% and (C) the “Applicable Actual Value” is equal to the greater of the Actual Value determined as of the last day of the calendar quarter ending prior to the date of the applicable Qualifying Event or the Actual Value determined by the Board in connection with the Change in Control. Payment of any amount in respect of an Award as described above in this Section 7(a) shall be made as promptly as possible after the occurrence of the Qualifying Event.

(b) Notwithstanding anything herein to the contrary, if, following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to those Awards for which he would have been paid had there not been a Change in Control and the Earned Payment shall be determined in accordance with Section 5(c).

8. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the accrued rights or obligations under any Award theretofore granted to a Participant without such Participant’s consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

9. No Right to Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by, or to continue to perform services for, the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

10. Nontransferability of Awards. An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

11. Reduction of Awards. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

12. Participation of Subsidiaries. If a subsidiary wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. A Subsidiary that adopts the Plan in accordance with the Section shall be permitted to rename the Plan under the name of such Subsidiary. A Subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary’s Board of Directors taking such action. Termination of participation in the Plan shall not relieve a Subsidiary of any obligations theretofore incurred by it under the Plan. The Board in its discretion may waive compliance with any provisions in this section.

13. Claims Procedure. In general, any claim for benefits under the Plan shall be filed by a Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Committee. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee. The claims procedure shall be as follows:

(a) Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(i) the specific reason or reasons for the denial;

(ii) specific reference to the pertinent provision of the Plan upon which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim; and

(iv) an explanation of the claim review procedure under the Plan.

(b) In order that a claimant may appeal a denial of a claim, the claimant’s duly authorized representative may:

(i) request a review by written application to the Committee, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(ii) review pertinent documents; and

(iii) submit issues and comments in writing.

(c) A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on a review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

14. Miscellaneous Provisions. The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries, as described below (in which case such payments shall be made by such Subsidiary, as appropriate). If a Subsidiary adopts the Plan in accordance with Section 12, the Subsidiary shall be responsible for all payments made under the Plan for Awards granted by the Board of Directors of the Subsidiary including expenses involved in administering the Plan at the Subsidiary level. The Plan is unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participant’s rights to any payment hereunder shall be no greater than the rights of the Company’s (or the applicable Subsidiary’s) unsecured creditors. All references to Sections herein shall be deemed to be references to the specified sections of this Plan.

15. Taxes. The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income, payroll or other taxes required by law to be withheld with respect to such payment.

16. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the Delaware applicable to contracts made and to be performed in the State of New York.

17. Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Units or in the event of his death, on a form to be provided by the Committee. A Participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

18. Effectiveness of the Plan. The Plan shall be effective as of February 12, 2003, and was amended February 9, 2005, and February 8, 2006.